UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 East Wisconsin Avenue, Suite 2100
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, the Board of Directors of Jason Industries, Inc. (the “Company”) appointed Sarah C. Sutton as the Company’s Chief Financial Officer and appointed her as Principal Accounting Officer, each effective April 20, 2015. Ms. Sutton will succeed Stephen L. Cripe, who informed the Company on April 1, 2015 of his intention to retire, effective May 31, 2015. To provide for an orderly transition of responsibilities, Mr. Cripe will resign as Chief Financial Officer effective April 20, 2015, and will remain an employee through his anticipated retirement date of May 31, 2015.

Ms. Sutton, age 43, has served as Vice President, Financial Planning and Analysis at Regal-Beloit Corporation, a manufacturer of electric motors, generators and controls, as well as mechanical motion control products, since 2011. She previously served as Chief Financial Officer of A.O. Smith Corporation’s Electrical Products Company (“EPC”), a manufacturer of electric motors for residential and commercial applications, from 2002 until EPC was acquired by Regal-Beloit in 2011. Ms. Sutton began her career as an accountant at KPMG. Ms. Sutton earned a bachelor of science degree in administration, with an accounting concentration, from California State University, San Bernardino, and an executive master of business administration degree from Northwestern University, Kellogg School of Management.

Under the terms of an employment agreement, dated as of April 6, 2015 (the “Employment Agreement”), Ms. Sutton will receive a base salary of $365,000 per year. Ms. Sutton will be eligible to participate in the Company’s Management Incentive Plan (“MIC”), a bonus program conditioned on the achievement of certain annual performance goals, with a target MIC bonus of 60% of her base salary (any bonus earned based on fiscal 2015 performance will be pro-rated based on the number of days served during the performance period). She will also receive a signing bonus of $150,000 (the “Signing Bonus”), which is payable in May 2016, assuming continued employment (unless paid out earlier in accordance with her Employment Agreement, as described below).

Ms. Sutton will receive an equity grant pursuant to the Company’s 2014 Omnibus Incentive Plan consisting of the restricted stock units (“RSUs”) listed below on her start date:

Time-Vesting RSUs (#)	Stock Price-Vesting RSUs (#)	Adjusted EBITDA-Vesting RSUs (at target) (#)
52,102	60,785	60,785

The time-vesting RSUs will vest in two equal installments on June 30, 2016, and June 30, 2017, assuming continued employment.

The stock price-vesting RSUs vest in increments of 25% if on any date between the grant date and June 30, 2017, the fair market value of the Company’s common stock equals or exceeds the following in any 20 trading days within a 30 day period: (i) $12.00; (ii) $13.50; (iii) $15.00;

and (iv) $17.00. Any stock price-vesting RSUs that have not become vested by the end of the performance period will be forfeited.

The adjusted EBITDA-vesting RSUs vest based upon the achievement of an established cumulative adjusted EBITDA less capital expenditures performance target over the three-year performance period from July 1, 2014 through June 30, 2017. The total potential payout for the adjusted EBITDA-vesting RSUs ranges from no payout at an achievement level of less than 80% of the target, 50% of the RSUs at an achievement level of 80% of the target, 100% of the RSUs at the target and 150% of the RSUs at an achievement level at or above 120% of the target.

Pursuant to the terms of the 2014 Omnibus Incentive Plan, all of the RSUs discussed above are subject to forfeiture upon termination of employment prior to vesting, subject in certain cases to early vesting, or continued eligibility for vesting, upon specified events, including death, permanent disability or retirement or a change in control of the Company. A copy of the Company’s form of RSU agreement was filed as Exhibit 10.15 to the Company’s Form 10-Q for the quarterly period ended September 26, 2014, and is incorporated by reference herein.

Ms. Sutton will also be eligible for a variety of health and welfare benefits offered to the Company’s other employees. With respect to health insurance, 100% of her COBRA coverage will be reimbursed (without gross-up) by the Company from her hire date until the date of benefits eligibility (the first of the month following 60 full days of employment). Ms. Sutton will be eligible for relocation under the Company’s relocation policy applicable to senior executive officers, which includes a $10,000 lump sum payment (net).

The Employment Agreement provides that if Ms. Sutton’s employment is terminated by the Company without “cause” or if she terminates employment pursuant to a “constructive termination” (as such terms are defined in the Employment Agreement), subject to the execution of a release of claims and continued compliance with the restrictive covenants discussed below, in addition to her accrued benefits, Ms. Sutton will be entitled to receive the product of 1.0 (or 1.5 in the event such termination occurs within 12 months following a change in control) and the sum of (i) her base salary and (ii) an amount equal to her target bonus, payable in installments over the 12 month period following her termination of employment (or payable in a lump sum if such termination occurs within 12 months following a change in control), as well as the Signing Bonus if not previously paid. In addition, Ms. Sutton will be entitled to receive (i) continued health and welfare benefits ending on the first to occur of (A) 12 months or, in case such termination occurs within 12 months following a change in control, 18 months following the termination of her employment, and (B) the date she becomes eligible for similar benefits under another employer’s plans; and (ii) outplacement services. In the event Ms. Sutton’s employment is terminated due to her disability, she will be entitled to her base salary for three months following the date of termination plus a pro rata bonus for the year of termination, as well as the Signing Bonus if not previously paid.

The Employment Agreement provides a Section 280G cutback pursuant to which, in the event any payments or benefits provided would be considered “parachute payments” as defined in Section 280G of the Internal Revenue Code, Ms. Sutton would be entitled to the greater of, as determined on an after-tax basis, (i) such parachute payments or (ii) the greatest reduced amount of such parachute payments as would result in the parachute payments not being subject to an excise tax pursuant to Section 280G.

In addition, the Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant and (iii) an agreement that Ms. Sutton will not compete with the Company or solicit its employees, customers or business during her employment and for a stated period thereafter.

Further, Ms. Sutton agreed that during her employment and for a period of two years thereafter she will not disparage the Company.

The Company expects to enter into its standard indemnification agreement with Ms. Sutton, which provides that, subject to limited exceptions, the Company will indemnify Ms. Sutton to the fullest extent permitted by law for claims arising in her capacity as an executive officer of the Company. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.13 to its Current Report on Form 8-K, dated June 30, 2014, and is incorporated herein by reference.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. Additionally, a copy of the press release announcing Ms. Sutton’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

On April 6, 2015, the Company entered into certain arrangements with Mr. Cripe in connection with his retirement. As a condition to receiving the benefits described below, Mr. Cripe must sign a waiver and release of all claims arising from his employment with the Company (the “General Release”). The form of the General Release was included as Exhibit A to Mr. Cripe’s employment agreement which was filed as Exhibit 10.7 to the Company's Current Report on Form 8-K, dated July 7, 2014, and is incorporated herein by reference.

In addition to benefits accrued, but not paid, as of the date of Mr. Cripe’s retirement, he will receive $1,108,800, which is equal to 1.5 times the total of his base salary and target bonus for fiscal 2015, to be paid on the schedule set forth in the General Release, and he will also receive a pro rata bonus for fiscal 2015. These payments are equal to the amounts payable as a result of a termination without cause pursuant to his employment agreement. The Company will pay the employer portion of Mr. Cripe’s health insurance, and he will also receive the continuation of life insurance benefits, long-term disability, long-term care and accidental death and dismemberment insurance, for the shorter of 18 months or until he becomes eligible for such benefits under another plan.

Mr. Cripe’s outstanding RSUs will be treated as follows: (i) all 104,204 time-vesting RSUs will vest as of his retirement date; (ii) all 121,570 stock price-vesting RSUs will remain outstanding and will continue to be eligible to vest for a period of one year following his retirement date; and (iii) a pro-rated portion of his adjusted EBITDA-vesting RSUs (based on the number days served during the performance period) will remain outstanding and will be eligible to vest based on Company performance during the three-year performance period.

The foregoing description of the arrangements with Mr. Cripe does not purport to be complete and is qualified in its entirety by reference to the complete text of the letter regarding the terms of his retirement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being filed herewith:

Exhibit No.     Description

10.1	Employment Agreement between the Company and Sarah Sutton, dated as of April 6, 2015.

10.2
Form of Restricted Stock Unit Agreement pursuant to the Jason Industries, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to the Company’s Form 10-Q for the quarterly period ended September 26, 2014).

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Current Report of Form 8-K, dated June 30, 2014).

10.4	Form of General Release (incorporated by reference to Exhibit A to Exhibit 10.7 to the Company’s Form 8-K, dated June 30, 2014).

10.5	Letter Regarding Terms of Retirement of Stephen L. Cripe, dated April 6, 2015.

99.1	Press Release, dated April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ William P. Schultz
Name:    William P. Schultz
Title:    General Counsel and Secretary

Date: April 7, 2015

EXHIBIT INDEX

Exhibit No.     Description

10.1	Employment Agreement between the Company and Sarah Sutton, dated as of April 6, 2015.

10.2
Form of Restricted Stock Unit Agreement pursuant to the Jason Industries, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to the Company’s Form 10-Q for the quarterly period ended September 26, 2014).

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Current Report of Form 8-K, dated June 30, 2014).

10.4	Form of General Release (incorporated by reference to Exhibit A to Exhibit 10.7 to the Company’s Form 8-K, dated June 30, 2014).

10.5	Letter Regarding Terms of Retirement of Stephen L. Cripe, dated April 6, 2015.

99.1	Press Release, dated April 7, 2015.